UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 28, 2015

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On January 22, 2015, West Marine, Inc. (the “Company") , filed a Current Report on Form 8-K (the “January 22, 2015 Form 8-K”) which described in Item 2.02 and in the press release attached thereto, certain preliminary and unaudited consolidated financial results for the 14-week period (fourth quarter) ended January 3, 2015 and for the 53-week period ended January 3, 2015; EBITDA for each such period; the resignation of the Company’s Executive Vice President and Chief Financial Officer, as described in Item 5.02 below; and that the Company would be hosting a conference call and webcast on January 29, 2015 to discuss the information contained in the press release. The press release and descriptions contained in Item 2.02 of the January 22, 2015 Form 8-K are incorporated herein by reference.  Additionally, a copy of the transcript of the conference call and webcast held by the Company on January 29, 2015 is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the January 22, 2015 Form 8-K, Thomas R. Moran, resigned his position as the Company’s Executive Vice President, Chief Financial Officer and Assistant Secretary, effective January 30, 2015. Pursuant to this resignation, the Company’s Board of Directors (the “Board”) approved separation benefits to be paid to Mr. Moran which were previously described in Item 5.02 of the January 22, 2015 Form  8-K (the “Severance Benefits”), which description is incorporated herein by reference. On January 28, 2015, Mr. Moran and the Company entered into a Release and Waiver Agreement which included the Severance Benefits previously described, and a copy of such separation agreement has been filed as Exhibit 10.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits:

99.1	Transcript of conference call and webcast conducted on January 29, 2015 (furnished pursuant to Item 2.02).

10.1	Release and Waiver Agreement, dated January 28, 2015, by and between West Marine, Inc. and Thomas R. Moran.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: January 28, 2015	By:	/s/ Matthew L. Hyde
Matthew L. Hyde
President and Chief Executive Officer

Exhibit 10.1

RELEASE AND WAIVER AGREEMENT

This Release and Waiver Agreement ("Agreement"), is entered into by Thomas R. Moran (hereinafter “You” or “Your”) and West Marine, Inc. and its subsidiaries (collectively, the "Company"), hereafter collectively, the “Parties,” upon the terms and conditions set forth below. Except for those provisions which expressly take effect on Your “Employment Termination Date” (as defined below), this Agreement shall become effective from and after Your execution of this Agreement (“Execution Date”) and the expiration of the revocation period referred to in Section 13 hereof without Your revocation of this Agreement (“Effective Date”).

RECITALS

WHEREAS, You currently are employed on an “at will” basis with the Company and Your employment termination date will be January 30, 2015 ("Employment Termination Date");

WHEREAS, by entering into this Agreement, the Parties wish to resolve any and all disputes that the Parties may have, including, without limitation, those related to Your employment with and separation from the Company; and

WHEREAS, the Company has agreed to pay or otherwise provide to You the “Severance Amount” as defined in Section 4 below subject to, among other things, the execution, non-revocation, and performance of this Agreement by You.

NOW, THEREFORE, based on the foregoing, the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, You and the Company agree as follows:

1. Acknowledgment of Recitals. You and the Company agree and acknowledge that the facts set forth in the Recitals above are true and correct and are incorporated herein by this reference.

2. Employment Termination. Your last day of work with the Company will be at the close of business on the Employment Termination Date.

3.Accrued Salary and Paid Time Off. On the Employment Termination Date, the Company will pay to You any and all earned and unpaid salary, and all accrued and unused paid time off earned through the Employment Termination Date, subject to applicable deductions and withholdings. You are entitled to these payments by law even if You do not execute this Agreement. In light of the payment by the Company of all wages undisputedly due, or to become undisputedly due to You, the Parties acknowledge and agree that California Labor Code section 206.5 is not applicable to the Parties herein.  Said section provides in pertinent part:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

4. Severance Amount. In consideration of the execution and return of this Agreement, and the releases, promises, representations, and warranties included herein (and provided that the Agreement is not revoked by You at any time prior to the expiration of the revocation period referred to in Section 13 below), from and after the Effective Date, the Company shall pay or provide to You the following severance benefits (“Severance Amount”): You shall receive a cash amount equal to fifty-two (52) weeks (“Severance Period”) of Your current base salary, less applicable deductions and withholdings, payable in substantially equal installment payments over such Severance Period on the Company’s regularly-scheduled payroll dates beginning on the first regularly scheduled payroll following the Effective Date. However, if You earn or are paid compensation from a third party (whether by employment or by functioning as an independent contractor) including, without limitation, salary, consulting fees, signing bonuses, or other compensation, but specifically excluding any expense reimbursement (collectively, “Mitigation Compensation) at any time during the Severance Period, then the Company’s obligation to pay any remaining Severance Amount referenced in this Section 4 will be reduced by the gross amount of the Mitigation Compensation, provided that the Company will be obligated to pay the shortfall, if any, between Your Severance Amount and the Mitigation Compensation earned during the Severance Period.

5.  Health Insurance Benefits. From and after the Effective Date, if You timely elect COBRA continuation coverage under the Company’s group health plans, You will be eligible to continue Your health insurance coverage under COBRA through your applicable COBRA continuation period, and you shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA period. You will be provided with a separate notice describing Your rights and obligations under COBRA.

6.  Equity Awards. From and after the Your Employment Termination Date, You will not receive any further equity incentive awards (including, without limitation, restricted stock, restricted stock units and/or stock option grants) and under the terms of the applicable plan documents and equity award agreements, vesting of Your stock options and/or restricted stock and/or restricted stock units, as applicable, will cease on Your Employment Termination Date. Additionally, upon Your Employment Termination Date any unvested stock options and any restricted stock and/or restricted stock units for which the applicable restriction period has not lapsed automatically will be forfeited.  Stock options which were vested as of Your Employment Termination Date will be exercisable according to the terms of Your stock option agreements with the Company. In this regard, You are entitled to exercise vested stock options under those agreements during the ninety (90) day period following your Employment Termination Date, subject to the terms of the Company’s then current Insider Trading Policy.

7.  Expense Reimbursements. You agree that, within ten (10) days of Your Employment Termination Date, You will submit Your final documented expense reimbursement statement reflecting all business expenses You incurred through the Employment Termination Date, if any, for which You seek reimbursement and which were not previously reimbursed by the Company on or before the Employment Termination Date. If verified as due and owing to You, the Company will reimburse You for these expenses pursuant to its regular business practice.

8.  No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, You are not entitled to receive any additional compensation, severance, or benefits after the Employment Termination Date.

9.  General Release.  In exchange for the consideration set forth in this Agreement, You on behalf of  Yourself and Your heirs, family members, estate, executors, administrators, assigns, employers, agents, representatives, insurers, attorneys, predecessors, and successors hereby forever and unconditionally release and fully discharge the Company and the Company’s predecessors, successors, assigns, parent companies, subsidiaries, affiliates and other related entities, along with its and their current, former and future stockholders, investors, principals, partners, members, employees, employers, directors, officers, parents, subsidiaries, affiliates, agents, assigns, representatives, insurers, attorneys, predecessors, successors, and the like, and its and their heirs, estates, executors, administrators, assigns, agents, representatives, insurers, attorneys, and the like (collectively, the “Releasees”) from any and all claims, actions, judgments, obligations, damages, demands, debts, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that You now own or hold as of the Execution Date, including but not limited to all claims for costs, expenses and attorney’s fees arising on or before the Execution Date (collectively, “Claims”), including, but not limited to, Claims arising out of or related to Your offer of employment, Your employment, and the termination of Your employment with the Company.  Some examples of the released Claims include, without limitation:

(a)  Any and all Claims relating to or arising from Your offer of employment with the Company, Your employment with the Company, and the termination of that employment, including but not limited to, any and all Claims for wrongful termination, sexual harassment, hostile work environment, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, promissory estoppel, negligence, misrepresentation, interference with contract or prospective economic advantage, unfair business practices, defamation, invasion of privacy, personal injury, assault, battery, infliction of emotional distress, termination in violation of public policy, false imprisonment, and conversion;

(b)  Any and all Claims of discrimination, retaliation or violation of civil rights and/or for violation of any California, federal or other state, local or other equal employment opportunity laws or regulations, or federal, state or local labor laws, including but not limited to, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Sections 201 et seq., 970 et seq., and 1197.5;  Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 ("ADEA") as amended by the Older Workers Benefit Protection Act ("OWBPA"), the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the California Labor Code, and the Fair Labor Standards Act;

(c)  Any and all Claims for violation of the federal or any state constitution; Any and all Claims for loss, costs, damages or expenses arising out of any dispute over the tax treatment of any of the proceeds received by You as a result of this Agreement;

(d) Claims based on any legal restriction on the Company’s right to terminate Your employment;

(e) Any Claims You may have for disputed wages, bonuses, commissions, severance, penalties, deferred compensation, stock, stock options, vacation pay, and/or any other form of disputed remuneration or benefits; and

(f) Any and all Claims for attorneys' fees and costs.

You understand and agree that the above list contains examples only and does not contain all claims that You are releasing. That said, nothing in this Agreement shall be construed to prohibit You from filing a charge with a federal, state or local agency or participating in any investigation or proceeding conducted by a government agency (including but not limited to the National Labor Relations Board or Equal Employment Opportunity Commission).  Further, claims challenging the validity of this Agreement under the ADEA as amended by the OWBPA are not released. Notwithstanding the foregoing, You further agree to wave irrevocably any right to recover monetary damages from the Company in any charge, complaint, or lawsuit that may be filed against any of the Releasees on Your behalf by or with a federal, state or local agency, including the Equal Employment Opportunity Commission, for any released Claim to the extent permitted by applicable law. You further agree that the releases set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or to any earned but unpaid “wages,” as defined in Section 200 of the Labor Code of the State of California, claims for unemployment benefits, workers compensation benefits, claims for vested employee benefits, claims brought under Labor Code Section 2698 et. seq. or any other claim that cannot be waived as a matter of law.

10.Waiver of Civil Code Section 1542.  You represent that You are not aware of any claim by You against any of the Releasees other than the Claims that are released by this Agreement.  You waive any and all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States or other jurisdiction.  This section provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor."

You acknowledge and agree that the releases provided for in this Agreement shall apply to all unknown and/or unanticipated claims as well as those known and/or anticipated. You understand and acknowledge that even if You should eventually suffer additional damages arising out of the matters herein released, You will not be able to make any claims for those damages.

11. No Admissions.  You understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims.  No action taken by either Party, either previously or in connection with this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made or an acknowledgment or admission by either Party of any fault or liability whatsoever to another Party or to any third party.

12. No Prior Claims or Assignment; Indemnity.You represent and warrant that You have not filed, and will not file, any complaints or lawsuits against the Company or any other Releasee with any court, or other forum. You further represent and warrant that You have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any Claim or other matter herein released.  In the event that You shall have assigned or transferred, or purported to assign or transfer, any Claim or the matter herein released, You shall indemnify, defend and hold harmless the Company to the extent permitted by law from and against any loss, cost, claim or expense including but not limited to all costs related to the defense of any action including reasonable attorneys' fees based upon, arising out of or incurred as a result of any such claim, assignment or transfer.

13. Acknowledgment of Waiver ofClaims Under Age Discrimination in Employment Act. You acknowledge that You are waiving and releasing any rights You may have under the ADEA, as amended by the OWBPA, and that this waiver and release is knowing and voluntary. Notwithstanding the foregoing, You understand that claims challenging the validity of this Agreement under the ADEA, as amended by the OWBPA, and claims based on acts of age discrimination occurring after the effective date of this release, are not released by You. You acknowledge that the consideration given for this waiver and release Agreement is in addition to anything of value to which You were already entitled. You further acknowledge that You are and have been advised by this writing that (a) You should consult with an attorney prior to executing this Agreement; (b) You are entitled to at least twenty-one (21) calendar days from receipt of this Agreement within which to consider whether the terms of this Agreement are acceptable to You before signing it; (c) You may revoke (i.e., rescind) this Agreement for any reason no later than eight (8) calendar days after the Execution Date. If You revoke this Agreement, you will forego the Severance Amount set forth in this Agreement, and the Company shall have no further obligation under this Agreement. To revoke this Agreement, You must provide written notice, by hand delivery, fax or mail, to the Company’s General Counsel at 500 Westridge Drive, Watsonville, California, 95076, no later than 8-days following the Effective Date.  If sent by mail, it must be postmarked by midnight on the eighth day following the Execution Date, properly addressed; and (d) this Agreement shall not be effective or enforceable until such revocation period has expired without Your revocation of this

Agreement. You and the Company agree that any later agreed-upon changes of this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day consideration period.

14. Non-Disparagement and Non-Solicitation. You agree as follows:

(a) You will not disparage the Company or its employees, officers, directors, shareholders or agents, in their personal or business reputations unless otherwise required by law; and

(b) Prior to the expiration of the Severance Period, You will not, without the prior written consent of the Company, solicit an associate of the Company or its affiliates directly or by any person or entity with whom You become associated (unless his or her employment with the Company was involuntarily terminated).

15. Confidentiality Obligations.
(a) You acknowledge having had access to trade secrets and proprietary and confidential information of the Company relating to the business of the Company and its affiliates, which information includes, without limitation, non-public Company processes, systems, methods, materials, research activities, prices, volume of sales, promotional methods, list of names or classes of customers, personnel and financial information, management development reviews, vendor names and information, product cost information, computer software of any type, pricing and billing policies, data, forecasts, plans, and strategies for all aspects of operations, marketing, and sales, and expansion and acquisition strategies, including new store openings/closings. You certify that You have complied with and will continue to comply with all of the terms of the Company’s policies to which You are bound regarding maintaining the confidentiality of Company information including, without limitation, the confidentiality obligations outlined in the Associate Handbook; and you will preserve as confidential all Confidential Information as well as trade secrets and proprietary information pertaining to the Company.  For the avoidance of doubt, these obligations extend beyond the Severance Period.

(b) You further agree that the offer of this Agreement, the Agreement itself, and any payment made are the Company’s proprietary information.  Any disclosure of this information to anyone other than Your spouse, attorneys or accountants, the Equal Employment Opportunity Commission, state antidiscrimination agencies, other federal and state agencies, or pursuant to valid subpoena or otherwise required by law, constitutes a breach of this Agreement.

16. Cooperation.  At the Company’s request, You will cooperate with the Company in any pending or future claims or lawsuits involving the Company where you have knowledge of the underlying facts.

17. Return of Company Property. You agree that by the Employment Termination Date, You will return to the Company all Company documents (and all copies thereof) and other Company property that You have or have had in Your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Your timely return of all such Company documents and other property is a condition precedent to Your receipt of the Severance Amount provided under this Agreement.

18. Costs and Attorneys’ Fees. Except as otherwise set forth herein, the Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement. The Parties agree that if any suit, affirmative defense, or counterclaim is brought to enforce the provisions of this Agreement, with the exception of a claim brought by You challenging the validity of this Agreement under the ADEA as amended by the OWBPA, the prevailing party shall be entitled to its costs, expenses, and attorneys’ fees as well as any and all other remedies specifically authorized under the law.

19. Protected Rights. NOTHING IN THIS AGREEMENT, INCLUDING THE PROVISIONS SET FORTH IN SECTIONS 4, 9, 10, 12, 14, 15 AND 16, IS INTENDED TO LIMIT IN ANY WAY YOUR RIGHT OR ABILITY TO FILE A COMPLAINT, CHARGE OR CLAIM OF DISCRIMINATION, OR OTHER ILLEGAL BEHAVIOR, WITH THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION ("EEOC"), THE NATIONAL LABOR RELATIONS BOARD ("NLRB"), THE DEPARTMENT OF LABOR ("DOL"), OR ANY COMPARABLE FEDERAL, STATE OR LOCAL AGENCIES. THESE AGENCIES HAVE THE AUTHORITY TO CARRY OUT THEIR STATUTORY DUTIES BY INVESTIGATING THE COMPLAINT, CHARGE, OR CLAIM, ISSUING A DETERMINATION, FILING A LAWSUIT IN FEDERAL OR STATE COURT IN THEIR OWN NAME, OR TAKING ANY OTHER ACTION AUTHORIZED UNDER THESE STATUTES. YOU RETAIN THE RIGHT TO PARTICIPATE IN ANY SUCH ACTION. YOU RETAIN THE RIGHT TO COMMUNICATE WITH THE EEOC, NLRB, DOL, AND/OR COMPARABLE STATE OR LOCAL AGENCIES AND SUCH COMMUNICATION CAN BE INITIATED BY YOU OR IN RESPONSE TO THE GOVERNMENT.

HOWEVER, NOTWITHSTANDING THE ABOVE, UNLESS OTHERWISE PROHIBITED BY LAW, YOU HEREBY

DISCLAIM AND WAIVE ANY RIGHT TO SHARE OR PARTICIPATE IN ANY MONETARY REWARD RESULTING FROM ANY OF THE ABOVE PROCEEDINGS.

FURTHER, CLAIMS CHALLENGING THE VALIDITY OF THIS AGREEMENT UNDER THE ADEA, AS AMENDED BY THE OWBPA, ARE NOT RELEASED.

20. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms of this Agreement.  You represent and warrant that You have the capacity to act on Your own behalf and on behalf of all who might claim through You to bind You to the terms and conditions of this Agreement and otherwise.

21. Entire Agreement.  This Agreement (and Your equity award agreements, if any) contain the entire agreement between the Parties pertaining to the subject matter contained in them and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings.  The Parties each understand that this Agreement is made without reliance upon any inducement, statement, promise, or representation other than those contained within this Agreement.

22. Governing law/Venue.  This Agreement shall be construed under and governed by the laws of the State of California, without regard to any choice of law rules.

23. Severability.  If any provisions of this Agreement or the application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect, provided, however, that if any of the releases provided for in this Agreement (or any part thereof) is found to be invalid, the Parties shall negotiate a modification to such release to ensure the maximum enforceability permitted by law.

24. Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  Each of the Parties hereto acknowledges that:

(a)  You acknowledge that the Company delivered this Agreement to You on January 21, 2015 and that You have been provided with a reasonable period of time (i.e., the period of time specified in Section13 above) within which to consider whether to sign this Agreement;

(b)  Each Party has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of such Party’s own choice or that such Party has voluntarily declined to seek such counsel;

(c)  Each Party has read and understands the terms and consequences of this Agreement and of the releases it contains; and

(d)  Each Party is fully aware of the legal and binding effect of this Agreement.

23. Counterparts & Electronic Signatures.  This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.  A signature received via facsimile or electronically via email shall be as legally binding for all purposes as an original signature.

24. Modifications.  The terms and provisions of this Agreement may be modified or terminated only in a writing signed by both Parties.

25. Waivers.  Any waiver of any term or provision of this Agreement must be in writing and signed by the Party granting the waiver.  The failure of the Company to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver and shall not deprive the Company of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.  Any waiver by the Company of a breach of any provision of the Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

The Parties hereto have duly executed this Agreement as of the dates set forth below.

Employee:

/s/ Thomas R. Moran
Thomas R. Moran

Date: January 28, 2015

Company:  West Marine, Inc. & Subsidiaries

/s/ Matthew L. Hyde
By: Matthew L. Hyde, President & Chief Executive Officer

Date: January 28, 2015

Approved by Legal Department:

/s/ Pamela J. Fields
By:  Pam Fields, SVP, General Counsel & Secretary

Date: January 28, 2015

Exhibit 99.1

WEST MARINE, INC.
Moderator: Matt Hyde
01-29-15/1:00 p.m. ET
Confirmation # 71933441

WEST MARINE, INC.

Moderator:    Matt Hyde
January 29, 2015
1:00 p.m. ET

Operator:
Good morning. My name is (Keith) and I will be your conference operator today. At this time, I'd like to welcome everyone to West Marine's 2014 earnings guidance update conference call. All lines have been placed on mute to prevent any background noise.

After the speakers' remarks, there will be a question-and-answer session. If you’d like to ask a question during this time simply press star one on your telephone keypad.  If you have already done so, please press the pound sign now then press star one again to ensure your question has registered.

I will now turn the call over to Deb Ajeska, West Marine's Controller and Principal Financial Officer, who will read the forward-looking statements.

Deb Ajeska:
Thank you, (Keith). Before we begin, I would like to read the following Safe Harbor statement. We will be making forward-looking statements on the call today either in our prepared remarks or in the associated question-and-answer session, which may include financial projections and other statements of the Company's expectations, plans, objectives, or intentions. The Company's actual results may differ materially from those projected in any forward-looking statements due to a variety of factors, risks and uncertainties, which are discussed in detail in our filings with the SEC.

These risks and uncertainties include, among other things, statements that relate to our earnings and growth in profitability, expectations and assumptions regarding our strategic initiatives and ability to grow revenues of

WEST MARINE, INC.
Moderator: Matt Hyde
01-29-15/1:00 p.m. ET
Confirmation # 71933441

core boating products, risks associated with the transition of our CFO position, estimates and assumptions relating to our ability to manage operating expenses, and our expectations for full-year 2014 results and the longer-term sales and profitability impact from our strategic plans. The Company does not undertake to update or revise any forward-looking statements, which speak only as of the time they are made. To provide greater clarity into our business performance, our statements today also include non-GAAP financial measures specifically EBITDA. Reconciliations of this non-GAAP measure to GAAP can be found in our press release and in the 8-K filed and dated January 22, 2015.

And now, I'd like to turn the call over to Matt Hyde, our Chief Executive Officer.

Matt Hyde:
Good morning and thank you for joining us today. With me are Deb Ajeska, our Principal Financial Officer; and Joe Pulford, our Divisional Vice President of Financial Planning and Analysis. We prepared some remarks and then we'll be happy to take your questions at the end.

Last week we released certain preliminary and unaudited quarter-end as well full-year results for fiscal year 2014. I would characterize 2014 as a year of strengthening business as we gained some benefit and momentum from both our growth strategies as well as an improving external environment. The year started out unusually cold with record low temperatures in parts of the country during the critical spring commissioning period. For the first quarter, we recorded a comparable store sales decline of minus 1.7 percent followed by a second quarter decline of 0.7 percent. Despite the soft first half of the year, we continued to focus and make progress on all of our key strategies. We opened seven new stores and revitalized 11 stores.

In March, our e-Commerce team launched a new website on westmarine.com and we rolled out substantial changes in our merchandise expansion department touching approximately 100 locations. All of this work in addition to improving weather starting in Q3 as well as recovering boat sales and a healthier economy helped strengthen our sales in the back half of the year. For the third quarter, we recorded a comparable store increase of 0.6 percent

WEST MARINE, INC.
Moderator: Matt Hyde
01-29-15/1:00 p.m. ET
Confirmation # 71933441

driven by strong merchandise expansion, product sales, and increasing active customer accounts. In the third quarter, we discussed the work that we were doing to build our holiday sales as this is an opportunity for West Marine to become less seasonal and less boat usage dependent.

Our holiday strategy helped deliver a fourth quarter comparable store sales increase of positive 2.8 percent, including a positive 6.4 percent comparable store sales increase in the month of December. We're pleased that the investments we're making in our three growth strategies are translating to the topline. Domestic eCommerce delivered a 16.3 percent increase for the quarter. The robustness of our new platform was really tested on our peak eCommerce day when we rang up 100 percent sales increase over the previous peak eCommerce day a year earlier. The new westmarine.com website is proving to be fast and stable and it is a much improved experience for our customers. Merchandise expansion product sales for the quarter increased 15.3 percent.

And while we saw good results broadly, of particular strength for the holidays were kayaks, stand-up paddleboards, women's clothing, and waterlife accessories. Our revitalized stores are locations where we've completed some light remodeling, space optimization, product assortment changes, and new product category introductions. The 11 stores that we revitalized in 2014 delivered a 6.6 percent comp increase for the fourth quarter and this came from strength in both core boat part sales, which grew in the low-to-mid single digits and merchandise expansions products, which grew over 20 percent. So now, let me talk a little bit about 2015. Turning the corner to the New Year, on January 7 we launched a brand new website on portsupply.com to better serve our professional customer.

This website is a dramatic improvement and we expect this to be a key tool to increase our market share within our wholesale business. In January, we also started rolling out a very broad-based change that's aimed at improving sales in about 180 of our smaller traditional West Marine stores. These changes include extensive assortment updates, deepening inventory levels, and adding merchandise expansion products in select stores and markets. While we expect these changes to generally increase the productivity of these traditional

WEST MARINE, INC.
Moderator: Matt Hyde
01-29-15/1:00 p.m. ET
Confirmation # 71933441

West Marine stores, we expect most of the gains to come from sales of core boat products. So, we're entering 2015 with some wind at our back.

And while we're pleased with the topline sales for the fourth quarter, we are lowering our earnings outlook from a range of $8.5 million to $11 million, which we now expect to be in the range of $3.5 million to $4.5 million. This change is the result of a couple of expense impacts that exceeded our forecast very late in the quarter, actually into December. The first was due to high employee benefit expenses, including markedly high healthcare claims and increased share-based compensation expense due to the unanticipated increase in our stock. The second expense was related to higher expenses of pulling forward inventory purchases to support our initiative to grow core boat products in our traditional 180 stores that I mentioned earlier.

I'm pleased with the progress that the entire West Marine team has made in the past 12 months to reposition us as a broader waterlife outfitter. The team has been working really hard. As we analyze the details of the business, we remain confident in our vision and the direction for our Company. That said, retail transitions take time and they're rarely perfectly smooth. You can expect us to be steadfast on that high level direction while continuing to make changes and adjustments as we learn how to increase our success. Finally, I want to let our investors know that I have accepted the resignation of Tom Moran from his position as Executive Vice President and CFO. I want to thank Tom for his hard work and many contributions over eight years of service to the Company.

Tom has helped position us to continue to execute on our growth strategies and he leaves a strong finance team. One of the folks in our finance team is Deb Ajeska, our Controller; and last week, our Board of Directors appointed Deb as our Principal Financial Officer as we conduct a search for the next CFO. So at this point of time, I'd like to turn the call over to Deb to review some of the key financial measures of the business.

Deb Ajeska:
Thanks, Matt, and good morning, everyone. Today, I will focus on 2014 preliminary sales results as well as updated earnings guidance for the year. We will provide more details on 2014 fourth quarter and year-end results and

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guidance for 2015 at our regularly scheduled year-end call towards the end of February. Our net revenues for fiscal 2014 are expected to be approximately $676 million, which is within the range of previously issued guidance of $665 million to $680 million. Fiscal 2014 was a 53-week year for us and included an extra week in the fourth quarter. Comparable store sales for the year are expected to be up 1.2 percent versus our prior guidance of down 1 percent to up 1.5 percent. We anticipate that fourth quarter sales will be up approximately 8.7 percent. Both the full year and fourth quarter benefited from the additional week included in fiscal 2014.

Adjusting to remove the sales from that extra week, our full-year comps will be approximately plus 0.1 percent with fourth quarter comps up 2.8 percent. As Matt noted earlier, we saw a steady increase in comp performance by quarter throughout 2014. Our eCommerce sales were up 1.4 percent for the year and 11.7 percent for the quarter. Adjusted for the impact of the extra week in 2014, domestic eCommerce sales were up 5.1 percent for the year with the fourth quarter up 16.3 percent. We were particularly pleased with our holiday period sales performance. Primarily due to the impact of the re-platformed westmarine.com site early in 2014, we made moderate progress toward our goal of growing our eCommerce business to 15 percent of total sales and for the year we delivered 7.7 percent compared to 7.6 percent last year. However, with the re-platform behind us, our eCommerce sales returned to positive year-over-year growth in mid July and continued to improve throughout the year.

We remain committed to our three to five year goal for eCommerce to represent 15 percent of our sales. We made good progress against our medium-term plan to deliver 50 percent of our sales through consolidated or revitalized stores, the second goal in our 15/50 plan, with actual results of 42.4 percent year to date, which is up from 35 percent last year. Sales of our merchandise expansion products grew 14.1 percent on a comparable week basis during 2014 and as a proportion of total sales increased from 16.5 percent to 18.7 percent. Sales of our core products for the year declined 1.7 percent on a comparable week basis. As Matt mentioned earlier, at this time we are updating earnings guidance for 2014. We now expect EBITDA for the year to be approximately $22 million to $23 million versus our previously

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 issued guidance of $27.5 million to $30 million and pre-tax profit is expected to be approximately $3.5 million to $4.5 million compared to our prior guidance of $8.5 million to $11 million.

Our capital expenditures for 2014 are expected to be approximately $25 million compared to our previously issued guidance of between $28 million and $32 million. A little more than half of the capital investments were spent towards our store optimization program. The remainder was spent on capital investments to deliver further improvement to our eCommerce website and to upgrade our information technology infrastructure. Also as Matt said, we characterize 2014 as a year of strengthening our business as we gain benefit and momentum from our growth strategies and an improving external environment. As we continue to position West Marine into a broader waterlife outfitter, we know we need to be focused on making investments that grow our topline sales profitably. We look forward to providing more details in February.

(Keith), this concludes our prepared comments and we are now ready to take any questions.

Operator:	At this time I’d like to remind everyone, in order to ask a question, press star then the number one on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

Your first question comes from the line of Jimmy Baker from B. Riley & Company.  Your line is open.

Jimmy Baker:
Just a quick one here. This may seem like kind of a silly question, but can you just kind of explain why you decided not to hold this call last week following the announcement? And then I guess given that you didn't, can you just kind of maybe speak to what you're hoping to accomplish today versus waiting until the February 26 call?

Matt Hyde:
That's a great question. So, Tom resigned on Friday and we decided that with that announcement as well as the revision that we are making with our guidance for 2014 that we would get ahead of this and let our investors know

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Jimmy Baker:
as soon as possible. This is unusual for us, we usually don't do an interim call. And that will give investors the bulk of the information as we finish our work for completing 2014 and coming out with 2015's guidance.

OK. And then I'm just hoping that you could maybe speak at least at a high level to when you look at the comp trend in let's say your less seasonal markets, can you speak to what impact you're seeing from lower fuel prices and what impact you might be comfortable in assuming when you set your 2015 guide?

Matt Hyde:
We had strong comps throughout the year in the Southeast region and the entire region did well. Our challenge particularly early in the year was in those seasonal markets, the further you went north and the further that you went east was where we were challenged with our sales. As we think about West Marine, we are very sensitive to boat usage and looking forward to 2015, I believe that lower fuel costs will hopefully spur on higher boat usage. And we encourage our customers and we think our customers are going to take their families out more often and fishermen will go out more often and again, as boat usage increases, that will help us out.

Jimmy Baker:
OK. Last one for me, just a real high-level question here. When you look at kind of the financial performance of West Marine since you joined, is there a few items that you would point to as kind of the main drivers of the profitability shortfalls? And then I guess the obvious follow-on to that is what are you doing to convert what your term strengthening in the business and the topline performance into better profitability and ultimately enhance shareholder value?

Matt Hyde:
First and foremost, when I joined a couple years ago, we realized that we needed to reposition West Marine into that broader waterlife outfitter and that is really important to the long-term value of our investors. In the past, we had been very seasonal and very tight about usage and we're always going to be; the largest person (in the field) are always going to be tight to usage. That's very clear. But we need to diversify our business and to be able to bring in a broader set of customers and we've been focused on that over the last couple of years. And we're really pleased with the results of all three of our strategies

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and when you take a look at fourth quarter, you can see what happens when all three of those strategies start firing together.

We know that we need to grow West Marine profitably and that is our focus, no doubt about that. That said, we're going through a retail transition and those retail transitions are rarely smooth, they can be bumpy. And late in the fourth quarter, we felt one of those bumps as we had some unexpected costs that came into the Company and we made some choices to pull forward some expenses that better set us up for the season in 2015. And I would just say that in the beginning of the year as we announced guidance for 2014, we said that we expected 2014 to be a low point and we laid out our 15/50 plan and we remain committed to both of those statements.

Jimmy Baker:	Thanks very much for the color, Matt. Good luck in the transition.

Operator:
Again, if you would like to ask a question, press star then the number one on your telephone keypad.  Your next question comes from the line of Anthony Lebiedzinski from Sidoti & Company.  Your line is open.

Anthony Lebiedzinski:
So, my first question is just a follow-up on your answer to the previous question. You did say, Matt, that you pulled forward some expenses. Can you give us a little bit more details as to the extent of how much you pulled forward?

Matt Hyde:
The expenses that we pulled forward are mainly related to some changes that we made in buying additional inventory to support the work that we're doing on 180 traditional West Marine stores. And we made that choice because we felt like it was important for us to do the work on these stores early on in the season to ensure that we are ready for our customers as the season started to unfold in 2015. And so, that was the bulk of the expenses against our forecast that the changes were made. And so we're entering into as we release our numbers in a month, you'll see that our inventory is a little bit high and that is completely related to the pulling forward of this inventory for the 180 store projects.

Anthony Lebiedzinski:	OK. So stores with higher inventories; once you get into the first quarter and so on, we should expect a sequential decrease?

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Matt Hyde:
Yes, you would expect that. So end of third quarter of 2014 we were about flat to inventory, we're going to end the year somewhere in the neighborhood of approximately up about $11 million in inventory. Most of this inventory that we bought, the vast majority of it was around boat parts, it's not very perishable and it was completely focused on being able to execute on the 180 store project that we talked about today.

Anthony Lebiedzinski:	OK. So as far as this project for the 180 stores, what is your goal as far as an incremental sales lift from doing this?

Matt Hyde:
Let me kind of just step a little bit back and give you a little bit of our philosophy around retailing and the work that we're doing. I really believe that retailing is about testing and learning and iterating and we started work about two years ago very early on in taking a look at our larger experienced stores and we started the program of store revitalization. We are on the third iteration of store revitalization and we're very happy with the results of the 11 stores that we revitalized in 2014 and as I had mentioned, those comped up 6.6 percent in the fourth quarter. When you basically go in and do a remodel, most retailers don't see a very good lift with remodeling. We will be revitalizing approximately 15 stores next year because we're seeing good results out of that.

So, our revitalization efforts have focused on those experienced stores. The bulk of our chain are smaller traditional stores and the work that we're doing on the 180 traditional stores is really the first bit of work we're doing on iterating those and changing the customer experience in those smaller traditional stores, which are largely boat parts stores. We're going to be doing work in those stores around improving the assortment and deepening the inventory as well as a very few of them, we are going to be doing some light remodeling and measuring that success very clearly. And as we learn from this work that we're doing on the 180 stores, you can expect us to go back in and continue to do improvements in them.

Anthony Lebiedzinski:	OK. And so just to kind of follow-up also on the previous question. So obviously now the comp sales are definitely encouraging, however it's not

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Confirmation # 71933441

Matt Hyde:
yet showing up in the bottom line. So, do you anticipate that 2015 will be a more profitable year for you guys?

Well, as I said just a minute ago, we expected 2014 to be the low point and we know that driving the topline is the best way for us to get to better profitability. And we're working right now on finalizing the numbers for 2014 and ensuring that we have clear guidance for 2015, we'll be releasing that on February 26 and looking forward to giving you those numbers.

Anthony Lebiedzinski:
And lastly, you mentioned that you upgraded your Port Supply website last year, you did have some issues with your westmarine.com website. Can you talk about the transition to the Port Supply website and whether you saw a smoother transition or if you could give us some details about that, that would be great?

Matt Hyde:
So, a couple things. When you re-platform, you typically see a dip; portsupply.com maybe would be my seventh re-platform in my career and I've always seen a dip with a re-platform. westmarine.com was a little bit bigger dip than maybe we anticipated and I think that was related partly to the fact that we went to a completely new platform and we had a lot of learning that we had to do internally as we launched on to Hybris. portsupply.com, the re-platform under Port Supply, was also on Hybris so we knew a lot more about the platform, we had a lot of learnings with westmarine.com and the Port Supply customer is a little bit different than the retail customer from the standpoint of a transition to a new website. So while we expect some bumps with respect to any new launch, so far this one's quite a bit smoother than the westmarine.com launch.

Anthony Lebiedzinski:	OK. Well, it sounds good and thank you very much.

Operator:	There are no further questions at this time, I'd like to turn the call back over to Matt Hyde.

Matt Hyde:
Well, thank you for joining us today. And our earnings conference call to discuss full-year results for 2014 along with guidance for 2015 is currently scheduled for Thursday, February 26 and we'll look forward to talking to you then.

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Moderator: Matt Hyde
01-29-15/1:00 p.m. ET
Confirmation # 71933441

Operator:	This concludes today's conference call. You may now disconnect.

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